Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No.1 to Form S-1, of our report dated May 11, 2021, except for the effects of the restatement disclosed in Note 2, as to which the date is December 17, 2021 relating to the financial statements of BowX Acquisition Corp. which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

December 22, 2021